Exhibit 10.3
MONITRONICS INTERNATIONAL, INC.
2017 CASH INCENTIVE PLAN
(As Amended and Restated January 1, 2019)

ARTICLE I

PURPOSE OF PLAN; EFFECTIVE DATE

1.1    Purpose. The purpose of the Plan is to promote the success of the Company by providing a method whereby certain key employees of the Company or its Subsidiaries may be awarded additional remuneration for services rendered, encouraging them to remain in the employ of the Company or its Subsidiaries, and increasing their personal interest in the continued success and progress of the Company and Ascent Capital.

1.2    Effective Date. The Plan, as amended and restated, shall be effective as of January 1, 2019 (the “Effective Date”).

ARTICLE II

DEFINITIONS
2.1    Certain Defined Terms. Capitalized terms not defined elsewhere in the Plan shall have the following meanings (whether used in the singular or plural):

“Affiliate” of the Company means any corporation, partnership or other business association that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Company.
“Agreement” means an agreement evidencing an Award, as any such Agreement may be supplemented or amended from time to time.
“Approved Transaction” means (A) any transaction in which the Board (or, if approval of the Board is not required as a matter of law, the stockholders of Ascent Capital) shall approve (i) any consolidation or merger of Ascent Capital, or binding share exchange, pursuant to which shares of Common Stock of Ascent Capital would be changed or converted into or exchanged for cash, securities, or other property, other than any such transaction in which the common stockholders of Ascent Capital immediately prior to such transaction have the same proportionate ownership of the Common Stock of, and voting power with respect to, the surviving corporation immediately after such transaction, (ii) any merger, consolidation or binding share exchange to which Ascent Capital is a party as a result of which the Persons who are common stockholders of Ascent Capital immediately prior thereto have less than a majority of the combined voting power of the outstanding capital stock of Ascent Capital ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors immediately following such merger, consolidation or binding share exchange, (iii) the adoption of any plan or proposal for the liquidation or dissolution of Ascent Capital, or (iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of Ascent Capital; (B) the sale or other disposition by the Company of all or substantially all of its assets in one or more transactions to any Person other than Ascent Capital, any Affiliate of Ascent Capital or any employee benefit plan sponsored by Ascent Capital or any Affiliate of Ascent Capital; or (C) a merger, consolidation, recapitalization, purchase, reorganization or other transaction resulting in any Person, other than Ascent Capital, any Affiliate of Ascent Capital or any employee benefit plan sponsored by Ascent Capital or any Affiliate of Ascent Capital, becoming the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act) of greater than 50%, directly or indirectly, of the combined voting power of the then outstanding securities of the Company.
“Ascent Capital” means Ascent Capital Group, Inc., a Delaware corporation.
“Award” means a Phantom Units Award or Cash Award under the Plan.
“Board” means the Board of Directors of Ascent Capital.
“Board Change” means, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board cease for any reason to constitute a majority thereof unless the election, or the nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.
“Cash Award” means an Award representing the right to receive an amount denominated in cash.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Code section shall include any successor section.
“Common Stock” means Ascent Capital’s Class A common stock.
“Company” means Monitronics International, Inc., a Texas corporation and wholly-owned operating subsidiary of Ascent Capital.
“Control Purchase” means any transaction (or series of related transactions) in which (i) any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than Ascent Capital, any Subsidiary of Ascent Capital or any employee benefit plan sponsored by Ascent Capital or any Subsidiary of Ascent Capital) shall purchase any Common Stock of Ascent Capital (or securities convertible into Common Stock of Ascent Capital) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board, or (ii) any person (as such term is so defined), corporation or other entity (other than Ascent Capital, any Subsidiary of Ascent Capital, any employee benefit plan sponsored by Ascent Capital or any Subsidiary of Ascent Capital or any Exempt Person (as defined below)) shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Ascent Capital representing 20% or more of the combined voting power of the then outstanding securities of Ascent Capital ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire Ascent Capital’s securities), other than in a transaction (or series of related transactions) approved by the Board. For purposes of this definition, “Exempt Person” means each of (a) the Chairman of the Board, the Chief Executive Officer, each of the directors of Ascent Capital and John C. Malone as of the Effective Date, and (b) the respective family members, estates and heirs of each of the Persons referred to in clause (a) above and any trust or other investment vehicle for the primary benefit of any of such Persons or their respective family members or heirs. As used with respect to any Person, the term “family member” means the spouse, siblings and lineal descendants of such Person.
“Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.
“Dividend Equivalents” means, with respect to a Phantom Units Award, to the extent specified by the LTIP Committee only, an amount equal to all dividends and other distributions (or the economic equivalent thereof) which are payable to stockholders of record during the Restriction Period on a like number and kind of shares of Common Stock.
“Domestic Relations Order” means a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Exchange Act section shall include any successor section.
“Holder” means an employee who has received an Award under the Plan.
“LTIP Committee” means the committee appointed pursuant to Section 3.1 to administer the Plan.
“Person” means an individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture or other entity of any kind.
“Phantom Unit” means a unit evidencing the right to receive the equivalent value (determined in the manner specified in this Plan or the Agreement) in cash of one share of Common Stock, which right shall be subject to a Restriction Period or forfeiture provisions.
“Phantom Units Award” means a grant of Phantom Units under the Plan.
“Plan” means this Monitronics International, Inc. 2017 Cash Incentive Plan, as amended and restated as of the Effective Date.
“Restriction Period” means a period of time beginning on the date of each Award and ending on the Vesting Date with respect to such Award.
“Section 409A” has the meaning ascribed thereto in Section 7.18.
“Subsidiary” of a Person means any present or future subsidiary (as defined in Section 424(f) of the Code) of such Person or any business entity in which such Person owns, directly or indirectly, 50% or more of the voting, capital or profits interests. An entity shall be deemed a subsidiary of a Person for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.
“Vesting Date,” means the date on which an Award ceases to be subject to a risk of forfeiture, as designated in or determined in accordance with the Agreement. If more than one Vesting Date is designated for an Award, reference in the Plan to a Vesting Date in respect of such Award shall be deemed to refer to each part of such Award and the Vesting Date for such part. The Vesting Date for a particular Award will be established by the LTIP Committee.

ARTICLE III

ADMINISTRATION

3.1    LTIP Committee. The Plan shall be administered by the LTIP Committee unless a different committee is appointed by the Compensation Committee of the Board. The LTIP Committee shall be comprised of not less than two Persons and shall initially consist of: the Chairman and Chief Executive Officer of Ascent Capital, the Chief Executive Officer of the Company, General Counsel of Ascent Capital, and the Chief People Officer of the Company. The Board may from time to time appoint members of the LTIP Committee in substitution for or in addition to members previously appointed, may fill vacancies in the LTIP Committee and may remove members of the LTIP Committee. The LTIP Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum and all determinations shall be made by a majority of such quorum; provided, however, that so long as he serves on the LTIP Committee, no action may be taken by the LTIP Committee without the express consent and concurrence of the Chairman and Chief Executive Officer of Ascent Capital. Any determination reduced to writing and signed by all of the members shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held.

3.2    Powers. The LTIP Committee shall have full power and authority to grant to eligible employees Awards, to determine the terms and conditions (which need not be identical) of all Awards so granted, to interpret the provisions of the Plan and any Agreements relating to Awards granted under the Plan and to supervise the administration of the Plan. The LTIP Committee in making an Award may provide for the granting or issuance of additional, replacement or alternative Awards upon the occurrence of specified events, including the exercise of the original Award. The LTIP Committee shall have sole authority in the selection of employees to whom Awards may be granted under the Plan and in the determination of the timing, pricing and amount of any such Award, subject only to the express provisions of the Plan. In making determinations hereunder, the LTIP Committee may take into account the nature of the services rendered by the respective employees, officers, their present and potential contributions to the success of the Company, and such other factors as the LTIP Committee in its discretion deems relevant.

3.3    Interpretation. The LTIP Committee is authorized, subject to the provisions of the Plan, to establish, amend and rescind such rules and regulations as it deems necessary or advisable for the proper administration of the Plan and to take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each action and determination made or taken pursuant to the Plan by the LTIP Committee, including any interpretation or construction of the Plan, shall be final and conclusive for all purposes and upon all Persons. No member of the LTIP Committee shall be liable for any action or determination made or taken by such member or the LTIP Committee in good faith with respect to the Plan.

ARTICLE IV

ELIGIBILITY

The Persons who shall be eligible to participate in the Plan and to receive Awards under the Plan shall be such Persons who are employees (including officers and directors) of the Company or its Subsidiaries, as the LTIP Committee shall select. Awards may be made to employees who hold or have held Awards under the Plan or any similar or other awards under any other plan of the Company or any of its Affiliates.

ARTICLE V

PHANTOM UNITS AWARDS

5.1    Grant of Phantom Units Awards. Subject to the limitations of the Plan, the LTIP Committee shall designate those eligible employees to be granted Phantom Units Awards, the value of which is based on the value of the shares of Common Stock, as described in the Agreement. Subject to the provisions of the Plan, including any rules established pursuant to Section 5.2, Phantom Units Awards shall be subject to such terms, restrictions, conditions, vesting requirements and payment rules as the LTIP Committee may determine in its discretion, which need not be identical for each Phantom Units Award and shall be specified in the applicable Agreement.

5.2    Restrictions with Respect to Phantom Units Awards. A Phantom Units Award may not be assigned, sold, transferred, pledged or otherwise encumbered. A breach of any restrictions, terms or conditions provided in the Plan or established by the LTIP Committee with respect to any Phantom Units Award will cause a forfeiture of all Phantom Units subject to such Phantom Units Award and any Dividend Equivalents with respect thereto.

5.3    Issuance of Phantom Units. Phantom Units shall be evidenced by a bookkeeping account at the beginning of the Restriction Period, shall not constitute issued and outstanding shares of Common Stock, and the Holder shall not have any of the rights of a stockholder with respect to the shares of Common Stock covered by a Phantom Units Award. The Holder may be entitled to receive Dividend Equivalents with respect to the shares of Common Stock covered thereby when such Phantom Units Award becomes vested, as the LTIP Committee may specify in the Agreement.

5.4    Completion of Restriction Period. On the Vesting Date with respect to each Phantom Units Award and the satisfaction of any other applicable restrictions, terms and conditions, (i) all or the applicable portion of such Phantom Units shall become vested, (ii) any unpaid Dividend Equivalents with respect to such Phantom Units shall become vested to the extent that the Phantom Units Awards related thereto shall have become vested, and (iii) the cash amount to be received by the Holder with respect to such Phantom Units shall become payable, all in accordance with the terms of the applicable Agreement. Any such Phantom Units and any unpaid Dividend Equivalents that shall not become vested shall be forfeited to the Company, and the Holder shall not thereafter have any rights with respect to such Phantom Units and any unpaid Dividend Equivalents that shall have been so forfeited.

ARTICLE VI

CASH AWARDS

6.1    Grant of Cash Awards. Subject to the limitations of the Plan, the LTIP Committee shall designate those eligible employees to be granted Cash Awards. Subject to the provisions of the Plan, including any rules established pursuant to Section 6.2, Cash Awards shall be subject to such terms, restrictions, conditions, vesting requirements and payment rules as the LTIP Committee may determine in its discretion, which need not be identical for each Cash Award and shall be specified in the applicable Agreement.

6.2    Restrictions with Respect to Cash Awards. A Cash Award may not be assigned, sold, transferred, pledged or otherwise encumbered. A breach of any restrictions, terms or conditions provided in the Plan or established by the LTIP Committee with respect to any Cash Award will cause a forfeiture of such Cash Award and any and all rights to payment thereunder.

6.3    Completion of Restriction Period. On the Vesting Date with respect to each Cash Award and the satisfaction of any other applicable restrictions, terms and conditions, (i) all or the applicable portion of such Cash Award shall become vested and (ii) the cash amount subject to such Cash Award shall become payable, all in accordance with the terms of the applicable Agreement. Any such Cash Award that shall not become vested shall be forfeited to the Company, and the Holder shall not thereafter have any rights with respect to such Cash Award that shall have been so forfeited.

ARTICLE VII

GENERAL PROVISIONS

7.1    Acceleration of Awards.

(a)Death or Disability. If a Holder’s employment shall terminate by reason of death or Disability, notwithstanding any contrary Restriction Period in any Agreement or in the Plan, unless the applicable Agreement provides otherwise the Restriction Period applicable to each Award shall be deemed to have expired and all such Phantom Units and any unpaid Dividend Equivalents or cash amounts, as applicable, subject to such Award, shall become vested, and any related cash amounts payable with respect to a Phantom Units Award pursuant to the applicable Agreement shall be adjusted in such manner as may be provided in the Agreement. For the avoidance of doubt, in the discretion of the LTIP Committee, an Award may provide that a Holder’s employment shall be deemed to have continued for purposes of the Award while a Holder provides services to the Company, any Subsidiary, any Affiliate, or any former affiliate of the Company or any Subsidiary.

(b)Approved Transactions; Board Change; Control Purchase. In the event of any Approved Transaction, Board Change or Control Purchase, notwithstanding any contrary Restriction Period in any Agreement or in the Plan, unless the applicable Agreement provides otherwise the Restriction Period applicable to each Award shall be deemed to have expired and all such Phantom Units and any unpaid Dividend Equivalents or cash amounts, as applicable, subject to such Award, shall become vested, and any related cash amounts payable with respect to a Phantom Units Award pursuant to the applicable Agreement shall be adjusted in such manner as may be provided in the Agreement, in each case effective upon the Board Change or Control Purchase or immediately prior to consummation of the Approved Transaction. Notwithstanding the foregoing, unless otherwise provided in the applicable Agreement, the LTIP Committee may, in its discretion, determine that any or all outstanding Awards of any or all types granted pursuant to the Plan will not vest or become exercisable on an accelerated basis in connection with an Approved Transaction if effective provision has been made for the taking of such action which, in the opinion of the LTIP Committee, is equitable and appropriate to substitute a new Award for such Award or to assume such Award and to make such new or assumed Award, as nearly as may be practicable, equivalent to the old Award (before giving effect to any acceleration of the vesting or exercisability thereof), taking into account, to the extent applicable, the kind and amount of securities, cash or other assets into or for which the Common Stock may be changed, converted or exchanged in connection with the Approved Transaction.

7.2    Termination of Employment.

(a)    General. If a Holder’s employment shall terminate during the Restriction Period with respect to any Award, then the Holder’s rights to any unvested Phantom Units, unpaid Dividend Equivalents or cash amounts, as applicable, subject to such Award, may, in the discretion of the LTIP Committee, thereafter vest; provided, however, that, unless otherwise determined by the LTIP Committee and provided in the applicable Agreement, any termination of the Holder’s employment for cause will be treated in accordance with the provisions of Section 7.2(b).

(b)    Termination for Cause. If a Holder’s employment with the Company or a Subsidiary of the Company shall be terminated by the Company for “cause” during the Restriction Period with respect to any Award (for these purposes, “cause” shall have the meaning ascribed thereto in any employment agreement to which such Holder is a party or, in the absence thereof, shall include insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform such Holder’s duties and responsibilities for any reason other than illness or incapacity; provided, however, that if such termination occurs within 12 months after an Approved Transaction or Control Purchase or Board Change, termination for “cause” shall mean only a felony conviction for fraud, misappropriation, or embezzlement), then, unless otherwise determined by the LTIP Committee and provided in the applicable Agreement, such Holder’s rights to all Phantom Units, unpaid Dividend Equivalents or cash amounts, as applicable, subject to such Award, shall be forfeited immediately.

(c)    Miscellaneous. The LTIP Committee may determine whether any given leave of absence constitutes a termination of employment; provided, however, that for purposes of the Plan, (i) a leave of absence, duly authorized in writing by the Company for military service or sickness, or for any other purpose approved by the Company if the period of such leave does not exceed 90 days, and (ii) a leave of absence in excess of 90 days, duly authorized in writing by the Company provided the employee’s right to reemployment is guaranteed either by statute or contract, shall not be deemed a termination of employment. Unless otherwise determined by the LTIP Committee and provided in the applicable Agreement, Awards made under the Plan shall not be affected by any change of employment so long as the Holder continues to be an employee of the Company or a Subsidiary of the Company.

7.3    Right of Company to Terminate Employment. Nothing contained in the Plan or in any Award, and no action of the Company or the LTIP Committee with respect thereto, shall confer or be construed to confer on any Holder any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any Subsidiary of the Company, as applicable, to terminate the employment of the Holder at any time, with or without cause, subject, however, to the provisions of any employment agreement between the Holder and the Company or any Subsidiary of the Company, as applicable.

7.4    Adjustments.

(a)    If Ascent Capital subdivides its outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock dividend, stock split, reclassification, or otherwise) or combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock (by reverse stock split, reclassification, or otherwise) or if the LTIP Committee determines that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, stock redemption, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase of Common Stock or other similar corporate event (including mergers or consolidations other than those which constitute Approved Transactions, adjustments with respect to which shall be governed by Section 7.1(b)) affects the Common Stock so that an adjustment is required to preserve the benefits or potential benefits intended to be made available under the Plan, then the LTIP Committee, in such manner as the LTIP Committee, in its sole discretion, deems equitable and appropriate, shall make such adjustments to the number of Phantom Units subject to outstanding Phantom Units Awards and the underlying equity interest as to which the Phantom Units Award relates. The LTIP Committee may, if deemed appropriate, provide for a cash payment to any Holder of a Phantom Units Award in connection with any adjustment made pursuant to this Section 7.4.

(b)    Notwithstanding any provision of the Plan to the contrary, in the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of Ascent Capital, the LTIP Committee shall be authorized, in its discretion, (i) to provide, prior to the transaction, for the lapse of restrictions with respect to, any Award or (ii) to cancel any such Awards and to deliver to the Holders cash equal to the unpaid amount of any Cash Award or, in the case of Phantom Unit Awards, in an amount that the LTIP Committee shall determine in its sole discretion is equal to the fair market value of such Phantom Units Awards on the date of such event.

7.5    Nonalienation of Benefits. Except as set forth herein, no right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, garnishment, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, garnish, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the Person entitled to such benefits.

7.6    Written Agreement. Each Award under the Plan shall be evidenced by a written agreement, in such form as the LTIP Committee shall approve from time to time in its discretion, specifying the terms and provisions of such Award which may not be inconsistent with the provisions of the Plan. Each grantee of an Award shall be notified promptly of such grant, and a written Agreement shall be promptly delivered by the Company. Any such written Agreement may contain (but shall not be required to contain) such provisions as the LTIP Committee deems appropriate to insure that the penalty provisions of Section 4999 of the Code will not apply to any cash received by the Holder from the Company. Any such Agreement may be supplemented or amended from time to time as approved by the LTIP Committee as contemplated by Section 7.9(b).

7.7    Designation of Beneficiaries. Each Person who shall be granted an Award under the Plan may designate a beneficiary or beneficiaries and may change such designation from time to time by filing a written designation of beneficiary or beneficiaries with the LTIP Committee on a form to be prescribed by it, provided that no such designation shall be effective unless so filed prior to the death of such Person

7.8    Nontransferability. Unless otherwise determined by the LTIP Committee and expressly provided for in an Agreement, Awards are not transferable (either voluntarily or involuntarily), before or after a Holder’s death, except as follows: (a) during the Holder’s lifetime, pursuant to a Domestic Relations Order, issued by a court of competent jurisdiction, that is not contrary to the terms and conditions of the Plan or any applicable Agreement, and in a form acceptable to the LTIP Committee; or (b) after the Holder’s death, by beneficiary designation as provided in Section 7.7. Any person to whom Awards are transferred in accordance with the provisions of the preceding sentence shall take such Awards subject to all of the terms and conditions of the Plan and any applicable Agreement.

7.9    Termination and Amendment.

(a)    General. The Plan may be terminated at any time and may, from time to time, be suspended or discontinued or modified or amended if such action is deemed advisable by the LTIP Committee.

(b)    Modification. No termination, modification or amendment of the Plan may, without the consent of the Person to whom any Award shall theretofore have been granted, adversely affect the rights of such Person with respect to such Award. Nothing contained in the foregoing provisions of this Section 7.9(b) shall be construed to prevent the LTIP Committee from providing in any Agreement that the rights of the Holder with respect to the Award evidenced thereby shall be subject to such rules and regulations as the LTIP Committee may, subject to the express provisions of the Plan, adopt from time to time or impair the enforceability of any such provision.

7.10    Withholding. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery of cash under this Plan, an appropriate amount of cash for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes, up to the maximum tax rate applicable to the individual, as determined by the LTIP Committee.

7.11    Clawback Policy. Notwithstanding any other provisions in this Plan, any Award shall be subject to recovery or clawback by the Company under any clawback policy adopted by the Company whether before or after the date of grant the Award.

7.12    Nonexclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

7.13    Exclusion from Other Plans. By acceptance of an Award, unless otherwise provided in the applicable Agreement, each Holder shall be deemed to have agreed that such Award is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan, program or policy of the Company or any Affiliate of the Company. In addition, each beneficiary of a deceased Holder shall be deemed to have agreed that such Award will not affect the amount of any life insurance coverage, if any, provided by the Company on the life of the Holder which is payable to such beneficiary under any life insurance plan of the Company or any Affiliate of the Company.

7.14    Unfunded Plan. The Company shall not be required to segregate any cash which may at any time be represented by Awards, and the Plan shall constitute an “unfunded” plan of the Company. In its sole discretion, the Board may authorize the creation of trusts or other arrangements to meet the obligations of the Company under the Plan, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

7.15    Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Texas.

7.16    Accounts. The payment of any amount in respect of an Award shall be for the account of the Company and any such payment shall not be made until the recipient shall have paid or made satisfactory arrangements for the payment of any applicable withholding taxes as provided in Section 7.10.

7.17    Company’s Rights. The grant of Awards pursuant to the Plan shall not affect in any way the right or power of the Company or Ascent Capital to make reclassifications, reorganizations or other changes of or to its capital or business structure or to merge, consolidate, liquidate, sell or otherwise dispose of all or any part of its business or assets.

7.18    Section 409A. The Plan and the Awards made hereunder are intended to be (i) “short-term deferrals” exempt from Section 409A of the Code and the Treasury regulations thereunder (“Section 409A”) or (ii) payments which are deferred compensation and paid in compliance with Section 409A, and the Plan and each Agreement shall be interpreted and administered accordingly. In the event an Award is not exempt from Section 409A, (x) payment pursuant to the relevant Agreement shall be made only on a permissible payment event or at a specified time in compliance with Section 409A, (y) no accelerated payment shall be made pursuant to Section 6.1(b) unless the Board Change, Approved Transaction or Control Purchase constitutes a “change in control event” under Treasury Regulations §1.409A-3(i)(5) or otherwise constitutes a permissible payment event under Section 409A and (z) no amendment or modification of such Award may be made except in compliance with the anti-deferral and anti-acceleration provisions of Section 409A. If a Holder is identified by the Company as a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) on the date on which such Holder has a “separation from service” (other than due to death) within the meaning of Treasury Regulation § 1.409A-1(h), any Award payable or settled on account of a separation from service that is deferred compensation subject to Section 409A shall be paid or settled on the earliest of (1) the first business day following the expiration of six months from the Holder’s separation from service, (2) the date of the Holder’s death, or (3) such earlier date as complies with the requirements of Section 409A.

7.19    Excise Taxes. Notwithstanding anything to the contrary in this Plan, if the Holder is a “disqualified individual” (as defined in Section 280G(c) of the Code), and the payments and benefits provided for under this Plan or any applicable Agreement, together with any other payments and benefits which the Holder has the right to receive from the Company or any of its Affiliates, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then the payments and benefits provided for under this Plan shall be either (a) reduced (but not below zero) so that the present value of such total amounts and benefits received by the Holder from the Company and its Affiliates will be one dollar ($1.00) less than three times the Holder’s “base amount”(as defined in Section 280G(b)(3) of the Code) and so that no portion of such amounts and benefits received by the Holder shall be subject to the excise tax imposed by Section 4999 of the Code or (b) paid in full, whichever produces the better net after-tax position to the Holder (taking into account any applicable excise tax under Section 4999 of the Code and any other applicable taxes). The determination as to whether any such reduction in the amount of the payments and benefits provided hereunder is necessary shall be made by a nationally recognized public accounting firm selected by the Company in good faith and approved by the Holder, which approval shall not be unreasonably withheld. If a reduced payment or benefit is made or provided and through error or otherwise that payment or benefit, when aggregated with other payments and benefits from the Company (or its Affiliates) used in determining if a parachute payment exists, exceeds one dollar ($1.00) less than three times the Holder’s base amount, then the Holder shall immediately repay such excess to the Company upon notification that an overpayment has been made.